Exhibit 5.2

March 28, 2017

Medigus Ltd.

7A Industrial Park, P.O. Box 3030

Omer, 84965 Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form F-1 (Registration No. 333-216155) (as amended to date, the “Registration Statement”) filed by Medigus Ltd., an Israeli company (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration and proposed offering of (A) 979,714 Class A Units, with each Class A Unit consisting of (i) one American Depositary Share (the “ADSs”), or 979,714 ADSs (the “Initial ADSs”) in the aggregate, each representing fifty ordinary shares, par value NIS 0.10 per share of the Company, and (ii) warrants (the “Series A Warrants”, and together with the Initial ADSs, the “Class A Units”) to purchase one ADS per such warrant, or 979,714 ADSs in the aggregate (the “Series A Warrant Shares”), (B) 1,163,144 Class B Units, with each Class B Unit consisting of (i) a pre-funded warrant (the “Series B Warrants”) to purchase one ADS per such warrant, or 1,163,144 ADSs in the aggregate (the “Series B Warrant Shares”), and (ii) one Series A Warrant (together with the Series B Warrants, the “Class B Units”) to purchase one ADS per such warrant, or 1,163,144 ADSs in the aggregate, and (C) warrants (the “Placement Agent Warrants”, and together with the Class A Units and the Class B Units, the “Securities”) issued to the Placement Agent (as defined below) to purchase 150,000 ADSs. The Securities are being registered by the Company, which has engaged H.C. Wainwright & Co., LLC to act as placement agent in connection with a public offering of the Company (the “Offering”).

We are acting as U.S. securities counsel for the Company in connection with the Registration Statement. We have examined signed copies of the Registration Statement and have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the articles of association of the Company, as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion. Because the agreement governing the Series A Warrants, the Series B Warrants and Placement Agent Warrants contain provisions stating that they are to be governed by the laws of the State of New York, we are rendering this opinion as to New York law. We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York.

Based upon and subject to the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, each of the Series A Warrants, Series B Warrants and Placement Agent Warrants, if and when issued and paid for in accordance with the terms of the Offering, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect). In addition, the foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' and debtors' rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

This opinion is rendered to you in connection with the filing of the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement and in any Registration Statement pursuant to Rule 462(b) under the Securities Act. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Zysman, Aharoni, Gayer and Sullivan & Worcester LLP
Zysman, Aharoni, Gayer and Sullivan & Worcester LLP